UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2020

Palomar Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38873

Delaware	83-3972551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

(Address of principal executive offices, including zip code)

(619) 567-5290

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLMR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Reinsurance

During the second quarter of 2020, we procured approximately $200 million of incremental limit for California earthquakes, approximately $300 million of incremental limit for all earthquake zones, and approximately $80 million of incremental windstorm limit. Effective June 1, 2020, our reinsurance coverage now exhausts at $1.4 billion for earthquake events and $600 million for hurricane events, providing adequate headroom to support our growth as well as coverage in excess of our 1:250 year peak zone PML. As of March 31, 2020, a modeled earthquake equivalent to the 1906 San Francisco or 1994 Northridge earthquake would generate a gross loss of $836 million or $835 million, respectively. In addition, we increased our catastrophe event retention from $5 million to $10 million for all perils, and opted to retain $3 million as a vertical co-participation in selected layers of our reinsurance program that we believe to present a compelling risk adjusted return. Our retention remains within 5% of our total stockholders’ equity as of March 31, 2020, and our reinsurance panel now includes approximately 90 reinsurers, all of which have an “A-” (Excellent) (Outlook Stable) or better financial strength rating from A.M. Best or post collateral.

Palomar Excess and Surplus Insurance Company

During the second quarter of 2020, we capitalized and received regulatory approval for a newly formed surplus lines insurance company subsidiary named Palomar Excess and Surplus Insurance Company (“PESIC”). We believe that the underwriting acumen and market expertise we have established through Palomar Specialty Insurance Company can be applied to the surplus lines market as well, and that PESIC will enable us to serve certain risks that our admitted products cannot currently satisfy. PESIC is domiciled in the State of Arizona and licensed in Arizona to transact across all of our existing lines of business. We are in the process of becoming an eligible surplus lines insurer in all US jurisdictions and intend to commence writing surplus lines business, primarily Commercial Earthquake and Commercial All Risk, on a national basis beginning in the second half of 2020. We have capitalized Palomar Excess and Surplus Insurance Company with approximately $50 million in initial surplus and intend to use a portion of the net proceeds from this offering to further capitalize this new subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR HOLDINGS, INC.

Date:	June 23, 2020	/s/ T. Christopher Uchida
T. Christopher Uchida
Chief Financial Officer
(Principal Financial and Accounting Officer)